AMENDMENT TO
                               CUSTODIAN AGREEMENT

     This Amendment to the Custodian Agreement (the "Agreement") is made this 9th day of July, 2002, between the ICON Funds (the "Funds") and U.S. Bank, N.A. ("U.S. Bank").

WHEREAS, the Funds and U.S. Bank entered into an agreement on October 9, 1996, to have U. S. Bank provide to the Funds certain custodial services. The Funds and U.S. Bank hereby amend the second paragraph of Section 2 of the Agreement to reflect that the following portfolios are currently covered under this
Agreement:

I.    Portfolios that are no-load and have no 12b-1 fees:

      U.S. Equity Funds
      ICON Consumer Discretionary Fund
      ICON Energy Fund
      ICON Financial Fund
      ICON Healthcare Fund
      ICON Industrials Fund
      ICON Information Technology Fund
      ICON Leisure & Consumer Staples Fund
      ICON Materials Fund
      ICON Telecommunications & Utilities Fund

      Foreign Equity Funds
      ICON Asia-Pacific Region Fund
      ICON North Europe Region Fund
      ICON South Europe Region Fund
      ICON Western Hemisphere Fund

      Fixed Income Funds
      ICON Short-Term Fixed Income Fund

II.   Portfolios with a 12b-1 plan:

      ICON Bond Fund
      ICON Covered Call Fund
      ICON Equity Income Fund
      ICON Fund
      ICON Long/Short Fund

This Amendment may be contemporaneously executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date first written above.

ICON FUNDS                               U.S. BANK, N.A.



By: /s/ Craig Callahan                   By: /s/ Michael R. McVoy
    --------------------------------         --------------------

Name: Craig Callahan                     Name: Michael R. McVoy
     -------------------------------           ----------------

Title: President                         Title: Senior Vice President
       -----------------------------            ----------------------


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